MEDIA RELEASE

Exhibit 99.1

Rocket Lab Announces “At The Market” (ATM) Equity Offering Program

LONG BEACH, Calif. — March 11, 2025 (GLOBE NEWSWIRE) — Rocket Lab USA, Inc. (Nasdaq: RKLB) (“Rocket Lab” or the “Company”), a global leader in launch services and space systems, today announced it has filed a prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) under which it may offer and sell from time to time and at its discretion shares of its common stock having an aggregate offering price of up to $500.0 million pursuant to an “at the market” offering program (the “ATM Program”). The Company currently intends to use the net proceeds, if any, of sales of its common stock issued under the ATM offering to fund future growth, including potential future acquisitions such as Rocket Lab’s intent to acquire laser communications provider Mynaric, announced today, and for general corporate and working capital purposes. The timing of any sales and the number of shares sold, if any, will depend on a variety of factors to be determined by the Company.

The shares will be offered pursuant to an equity distribution agreement by and among the Company, BofA Securities, Inc., Cantor Fitzgerald & Co., Stifel, Nicolaus & Company, Incorporated, and TD Securities (USA) LLC, as sales agent and/or principal. Sales may be made by any method permitted by law, including in sales deemed to be “at the market offerings” as defined in Rule 415 of the Securities Act of 1933, as amended, in ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq Capital Market or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale. Sales may be made at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices and, as a result, sales prices may vary.

The prospectus supplement filed today adds to, updates or otherwise changes information contained in the accompanying prospectus contained in an automatically effective shelf registration statement on Form S-3, also filed today, for the offering of shares. Prospective investors should read the prospectus in that registration statement and the prospectus supplement (including the documents incorporated by reference therein) for more complete information about Rocket Lab and the ATM Program, including the risks associated with investing in Rocket Lab. Copies of the prospectus supplement and related prospectus may be obtained from: BofA Securities, One Bryant Park, New York, New York 10036, Attention: Syndicate Department or by email to dg.ecm_execution_services@bofa.com, with a copy to ECM Legal at dg.ecm_legal@bofa.com; Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor, New York, NY 10022, or by e-mail at prospectus@cantor.com; Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com; or TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, by telephone at (855) 495-9846 or by email at TD.ECM_Prospectus@tdsecurities.com. You may also obtain these documents free of charge when they are available by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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MEDIA RELEASE

About Rocket Lab

Founded in 2006, Rocket Lab is an end-to-end space company with an established track record of mission success. We deliver reliable launch services, satellite manufacture, spacecraft components, and on-orbit management solutions that make it faster, easier, and more affordable to access space. Headquartered in Long Beach, California, Rocket Lab designs and manufactures the Electron small orbital launch vehicle, a family of spacecraft platforms, and the Company is developing the large Neutron launch vehicle for constellation deployment. Since its first orbital launch in January 2018, Rocket Lab’s Electron launch vehicle has become the second most frequently launched U.S. rocket annually and has delivered 198 satellites to orbit for private and public sector organizations, enabling operations in national security, scientific research, space debris mitigation, Earth observation, climate monitoring, and communications. Rocket Lab’s spacecraft platforms have been selected to support NASA missions to the Moon and Mars, as well as the first private commercial mission to Venus. Rocket Lab has three launch pads at two launch sites, including two launch pads at a private orbital launch site located in New Zealand and a third launch pad in Virginia.

Forward-Looking Statements

Certain statements in this release constitute “forward-looking statements,” including but not limited to statements about the ATM Program, the expected proceeds and uses thereof. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Rocket Lab believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on February 27, 2025, as well as other factors described from time to time in Rocket Lab’s filings with the SEC. Such forward-looking statements are made only as of the date of this release. Rocket Lab undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Rocket Lab Media Contact

Murielle Baker

media@rocketlabusa.com

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